Exhibit 99.1

Cvent Announces Second Quarter 2015 Financial Results

Revenue of $47.3 Million Increases 39% Year-Over-Year

Cvent CONNECT Solidifies Leadership Position

TYSONS CORNER, Va - August 6, 2015 - Cvent, Inc. (NYSE: CVT), a leading cloud-based enterprise event management platform, today announced its financial results for the second quarter ended June 30, 2015.

Reggie Aggarwal, Chief Executive Officer of Cvent, said, “Cvent executed another strong quarter with revenue well above our guidance. Revenue upside fell to the bottom line, and along with better expense management, helped us achieve adjusted EBITDA that was also above the high end of our guidance range. In addition to over-performance from our core event management and hospitality cloud solutions, revenue related to our record-breaking Cvent CONNECT user conference surpassed our expectations. With over 2,300 attendees, Cvent CONNECT provided us with an ideal forum to demonstrate firsthand how technologies like event mobile apps, self-service check-in kiosks and SocialWall media displays can enhance attendee engagement and the success of meetings and events.”

Aggarwal added, “We are optimistic about the enthusiastic response our solutions for the meeting and event industry are receiving, and we believe this is reflected in the strong momentum we are experiencing, as our leadership position in the market continues to expand.”

Second Quarter 2015 Financial Highlights

Revenue

•	Total revenue was $47.3 million, an increase of 39% from the comparable period in 2014.

•	Platform Subscription revenue was $32.7 million, an increase of 35% from the comparable period in 2014.

•	Hospitality Cloud revenue was $14.6 million, an increase of 48% from the comparable period in 2014.

Operating Income (Loss)

•	GAAP operating loss was $(5.0) million, compared to GAAP operating income of $0.9 million in the comparable period in 2014.

•	Non-GAAP operating income was $0.6 million, compared to non-GAAP operating income of $2.5 million in the comparable period in 2014.

Net Income (Loss)

•	GAAP net loss was $(5.7) million, compared to GAAP net income of $1.0 million for the comparable period in 2014. GAAP net loss per share was $(0.14), based on 41.6 million basic and diluted weighted average common shares outstanding, compared to GAAP net income per diluted share of $0.02 for the comparable period in 2014, based on 43.2 million diluted weighted average common shares outstanding. GAAP net loss includes $2.0 million of tax expense for excess tax benefits from stock-based compensation.

•	Non-GAAP net income was $2.0 million, compared to $2.6 million in the comparable period in 2014. Non-GAAP net income per diluted share was $0.05, based on 43.3 million diluted weighted average common shares outstanding, compared to non-GAAP net income per diluted share of $0.06 for the comparable period in 2014, based on 43.2 million diluted weighted average common shares outstanding.

Adjusted EBITDA

•	Adjusted EBITDA was $4.6 million, representing an adjusted EBITDA margin of 9.7%, compared to $4.6 million, or an adjusted EBITDA margin of 13.6% in the comparable period in 2014.

Balance Sheet

•	Cash, cash equivalents and short-term investments at June 30, 2015 totaled $163.6 million, compared to $176.6 million at the end of the first quarter 2015.

Recent Business Highlights

•	Organized record-breaking Cvent CONNECT customer conference with over 2,300 attendees including planners, suppliers, exhibitors, sponsors, media and Cvent employees.

•	Saw significant interest in our Onsite Solutions, signing over 20 new customers, with some deals exceeding $100,000 in annual value.

•	Signed new enterprise solutions customers across the US and internationally, including Pacific Life (a Fortune 500 company), a Forbes Global 100 electronics powerhouse, and a Forbes Global 1000 multi-national publishing and education company, and expansions or renewals with Cenovus Energy (a Forbes Global 1000 company) and Fortune 1000 customers such as Autodesk and Teradata.

•	Attracted new mid-market event management customers including Infusionsoft, Duke University, and Kellogg School of Management at Northwestern University, and renewed or expanded agreements with Tableau Software, Norfolk Southern, Sephora and Stryker Corporation.

•	Experienced continued adoption of mobile app and ticketing technology with new customers including BRINK Institute, Jack Daniel’s, and Yale University. Organizations and events that renewed or expanded relationships include Hanley Wood Media, W.L. Gore and the Hartford Marathon Foundation.

•	Added new hospitality cloud customers such as Costa Rica Convention Bureau, The Henderson, and New World Hotel Beijing, and signed renewals or expansions with customers such as Hotel Del Coronado, Morgans Hotel Group and Sonesta Collection.

Business Outlook

Based on information available as of today, Cvent is issuing guidance for the third quarter and full year 2015 as follows:

Third Quarter 2015:

•	Total revenue is expected to be in the range of $47.5 million to $47.9 million.

•	GAAP net loss is expected to be in the range of $(2.5) million to $(2.1) million, or $(0.06) to $(0.05) per share, based on 41.7 million basic and diluted weighted average common shares outstanding.

•	Non-GAAP net income is expected to be in the range of $2.9 million to $3.3 million, or $0.07 to $0.08 per share, based on 43.4 million diluted weighted average common shares outstanding.

•	Adjusted EBITDA is expected to be in the range of $6.1 million to $6.5 million.

Full Year 2015:

•	Total revenue is expected to be in the range of $185.0 million to $186.0 million.

•	GAAP net loss is expected to be in the range of $(14.5) million to $(13.5) million, or $(0.35) to $(0.32) per share, based on 41.6 million basic and diluted weighted average common shares outstanding.

•	Non-GAAP net income is expected to be in the range of $9.4 million to $10.4 million, or $0.22 to $0.24 per share, based on 43.4 million diluted weighted average common shares outstanding.

•	Adjusted EBITDA is expected to be in the range of $19.0 million to $20.0 million.

Conference Call Information

What:	Cvent Second Quarter 2015 Financial Results Conference Call

When:	Thursday, August 6, 2015

Time:	5:00 p.m. ET

Live Call:	(877) 317-6789, domestic
(412) 317-6789, international

Replay:	(877) 344-7529, passcode 10069358, domestic
(412) 317-0088, passcode 10069358, international

Webcast:	http://investors.cvent.com (live and replay)

The webcast will be archived on Cvent’s website for a period of three months.

About Cvent, Inc.

Cvent, Inc. (NYSE: CVT) is a leading cloud-based enterprise event management platform, with more than 14,000 customers worldwide. Cvent offers software solutions to event planners for online event registration, venue selection, event management, mobile apps for events, e-mail marketing and web surveys. Cvent provides hoteliers with an integrated platform, enabling properties to increase group business demand through targeted advertising and improve conversion through proprietary demand management and business intelligence solutions. Cvent solutions optimize the entire event management value chain and have enabled clients around the world to manage hundreds of thousands of meetings and events. For more information, please visit www.cvent.com, or connect with us on Facebook, Twitter or LinkedIn.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Non-GAAP Cost of Revenue Expenses, Non-GAAP Sales & Marketing Expenses, Non-GAAP Research & Development Expenses, Non-GAAP General & Administrative Expenses, Non-GAAP operating income (loss), Adjusted EBITDA, Non-GAAP net income and Non-GAAP net income per share.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Cvent’s financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, and to compare our performance to that of prior periods for trend analyses. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business

Cvent excludes one or more of the following items from these non-GAAP financial measures:

Interest income. Cvent excludes this income primarily because it is not considered a part of ongoing operating results.

Other expense. Cvent excludes this expense primarily because it is not considered a part of ongoing operating results.

Provision for (benefit from) income taxes. Cvent excludes this expense (benefit) from certain non-GAAP financial measures primarily because of the volatility in the amount of expense (benefit) that Cvent does not consider a meaningful component of our operating results when assessing the performance of our business. The exclusion of this expense (benefit) facilitates the comparison of our business outlooks for future periods with the results from prior periods.

Excess tax benefits from stock-based compensation. Cvent’s non-GAAP financial measures exclude excess tax benefits from stock-based compensation from which Cvent cannot yet benefit. Excluding these non-cash amounts improves the comparability of the performance of the business across periods, and to the results of other companies in our industry, which may have their own unique histories associated with stock-based compensation.

Amortization of intangible assets. In accordance with GAAP, our expenses, including cost of revenue and operating expenses, include amortization of intangible assets such as acquired technology, customer lists and trademarks. Cvent excludes these items from its non-GAAP financial measures because they are expenses that Cvent does not consider part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry, which may have their own unique acquisition histories.

Stock-based compensation expense. Cvent’s non-GAAP financial measures exclude stock-based compensation, which consists of expenses for stock options and restricted stock units. Cvent excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that are not considered part of ongoing operating results when assessing the performance of our business. Excluding these amounts improves comparability of the performance of the business across periods, and to the results of other companies in our industry, which have their own unique histories associated with stock-based compensation.

Foreign currency remeasurement and transaction losses (gains). Cvent’s non-GAAP financial measures exclude these losses (gains) primarily because they are non-cash, and are driven primarily by our India operations, which for accounting purposes is not considered a stand-alone entity and are remeasured instead of translated. In accordance with GAAP, the losses (gains) associated with remeasuring our India financial statements, are recognized through our Consolidated Statements of Operations and Comprehensive Loss instead of through our Consolidated Balance Sheets, where translation losses (gains) from most foreign subsidiaries would be included. Excluding these amounts improves comparability of the performance of the business across periods and to the results of other companies in our industry, which generally recognize similar losses (gains) through their Consolidated Balance Sheets.

Costs related to acquisitions. Cvent’s non-GAAP financial measures exclude contingent payments included in compensation expense which relates to the potential cash payment to certain employees of acquired companies whose right to receive such payment is forfeited if they terminate their employment prior to the required service period. As the contingent payments are subject to continued employment, GAAP requires that these payments be accounted for as compensation expense and such expense is subject to revaluation. Cvent excludes this item from its non-GAAP financial measures primarily because it is a component of the contractual deal consideration and it is not considered part of ongoing operating results when assessing the performance of our business. Additionally, Cvent’s non-GAAP financial measures exclude costs related to performing due diligence, valuation, retention payments and severance or other acquisition-related activities. The exclusion of these expenses facilitates the comparison of post-acquisition operating results to the results of other companies in our industry, which have their own unique acquisition histories.

Office relocation costs. These costs relate to Cvent’s office headquarters move during the third quarter of 2014. Cvent excludes this item from its non-GAAP financial measures primarily because it is not considered part of ongoing operating results when assessing the performance of our business. The exclusion of these expenses facilitates the comparison of operating results to the results of other companies in our industry.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our momentum, progress and market share; statements regarding our preliminary unaudited revenue, net income (loss) and profitability margins for Cvent’s second quarter ended June 30, 2015; statements regarding our guidance for the third quarter and full year 2015 revenue, net income (loss), net income (loss) per share, non-GAAP net income (loss), non-GAAP net income (loss) per share and adjusted EBITDA; and statements regarding our expectations regarding the growth of the meetings and events industry and our market position therein. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the effect of any material weakness in the design and operating effectiveness of our internal control over financial reporting and ineffective disclosure controls and procedures; the uncertainty associated with the time and cost of the process to hire and transition to a new Chief Financial Officer and the impact of the transition; our ability to renew existing customers and attract new customers; our ability to manage our growth effectively; our ability to integrate our acquisitions; our ability to attract, retain and motivate key personnel; and the volatility of quarterly results and expectations. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Media Contact:

Nevin Reilly

Sloane and Company

nreilly@sloanepr.com

212-446-1893

Investor Contact:

Garo Toomajanian

ICR

ir@cvent.com

703-226-3610

Cvent, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	June 30,	December 31,
	2015	2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$136,774	$144,544
Restricted cash	397	397
Short-term investments	26,797	23,039
Accounts receivable, net of reserve of $1,031 and $339, respectively	25,254	44,986
Prepaid expense and other current assets	16,884	13,107
Deferred tax assets	7,190	3,776

Total current assets	213,296	229,849
Property and equipment, net	22,123	22,535
Capitalized software development costs, net	23,589	17,967
Intangible assets, net	16,230	9,442
Goodwill	33,465	20,802
Other assets, non-current, net	230	313

Total assets	$308,933	$300,908

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,705	$5,057
Accrued expenses and other current liabilities	24,027	18,534
Deferred revenue	81,948	82,030

Total current liabilities	109,680	105,621
Deferred tax liabilities, non-current	8,285	7,086
Deferred rent, non-current	11,380	9,576
Other liabilities, non-current	5,079	4,791

Total liabilities	134,424	127,074
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value, 100,000,000 shares authorized at June 30, 2015 and December 31, 2014; zero issued and outstanding at June 30, 2015 and December 31, 2014	—	—
Common stock, $0.001 par value; 1,000,000,000 shares authorized at June 30, 2015 and December 31, 2014; 42,128,389 and 41,685,048 shares issued and 41,608,175 and 41,164,834 outstanding at June 30, 2015 and December 31, 2014, respectively	42	42
Treasury stock	(3,966)	(3,966)
Additional paid-in capital	207,820	199,169
Accumulated other comprehensive loss	(169)	(220)
Accumulated deficit	(29,218)	(21,191)

Total stockholders’ equity	174,509	173,834

Total liabilities and stockholders’ equity	$308,933	$300,908

Cvent, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue	$47,323	$34,133	$88,429	$65,534
Cost of revenue[1]	14,332	8,953	28,934	18,071

Gross profit	32,991	25,180	59,495	47,463
Operating expenses:
Sales and marketing[1]	23,063	15,977	40,803	29,644
Research and development[1]	4,879	3,284	9,914	6,473
General and administrative[1]	9,569	4,953	17,350	9,650
Intangible asset amortization, excluding cost of revenue	519	86	812	176

Total operating expenses	38,030	24,300	68,879	45,943

Income (loss) from operations	(5,039)	880	(9,384)	1,520
Interest income	577	362	1,121	641
Other income (loss)	—	—	(426)	—

Income (loss) from operations before income taxes	(4,462)	1,242	(8,689)	2,161
Provision for (benefit from) income taxes	1,213	250	(662)	(472)

Net income (loss)	$(5,675)	$992	$(8,027)	$2,633

Net income (loss) per common share:
Basic	$(0.14)	$0.02	$(0.19)	$0.06

Diluted	$(0.14)	$0.02	$(0.19)	$0.06

Weighted average common shares outstanding—basic	41,571,379	41,003,038	41,404,698	40,812,220
Weighted average common shares outstanding—diluted	41,571,379	43,177,662	41,404,698	43,185,872
Other comprehensive income (loss):
Foreign currency translation gain	$96	$—	$51	$—

Comprehensive income (loss)	$(5,579)	$992	$(7,976)	$2,633

[1] Stock-based compensation expense included in the above:
Cost of revenue	$498	$146	$973	$339
Sales and marketing	1,105	399	2,135	702
Research and development	729	251	1,474	455
General and administrative	417	248	973	478

Total	$2,749	$1,044	$5,555	$1,974

Cvent, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2015	2014
Operating activities:
Net Income (loss)	$(8,027)	$2,633
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,813	4,339
Loss on asset disposal	436	—
Foreign currency transaction gain (loss)	34	(114)
Stock-based compensation expense	5,555	1,974
Deferred taxes	(2,133)	342
Change in operating assets and liabilities
Accounts receivable, net	20,922	13,070
Prepaid expenses and other assets	(3,453)	(130)
Accounts payable, accrued expenses and other liabilities	3,414	272
Deferred revenue	(1,024)	1,492

Net cash provided by operating activities	24,537	23,878
Investing activities:
Purchase of property and equipment	(2,223)	(9,956)
Capitalized software development costs	(9,817)	(6,318)
Net purchases of short-term investments	(3,758)	(3,365)
Acquisition and acquisition-related consideration payments	(19,331)	(415)
Restricted cash	—	(9)

Net cash used in investing activities	(35,129)	(20,063)
Financing activities:
Proceeds from exercise of stock options	778	507
Excess tax benefits from stock-based compensation	1,978
Proceeds from follow-on public offering, net of expenses	—	24,846

Net cash provided by financing activities	2,756	25,353
Effect of exchange rate changes on cash and cash equivalents	66	114

Change in cash and cash equivalents	$(7,770)	$29,282
Cash and cash equivalents, beginning of period	144,544	146,407

Cash and cash equivalents, end of period	$136,774	$175,689

Supplemental cash flow information:
Income taxes paid	$599	$929

Supplemental disclosure of noncash investing activities:
Outstanding payments for purchase of property and equipment payable at period end	$704	$2,189

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(in thousands, except per share amounts and share counts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Cost of revenue	$14,332	$8,953	$28,934	$18,071
Adjustments
Stock-based compensation expense	(498)	(146)	(973)	(339)
Amortization of intangible assets	(268)	(113)	(474)	(226)
Costs related to acquisitions	(90)	—	(90)	—

Non-GAAP Cost of Revenue Expenses	$13,476	$8,694	$27,397	$17,506

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Sales and marketing	$23,063	$15,977	$40,803	$29,644
Adjustments
Stock-based compensation expense	(1,105)	(399)	(2,135)	(702)
Costs related to acquisitions	(142)	—	(142)	—

Non-GAAP Sales & Marketing Expenses	$21,816	$15,578	$38,526	$28,942

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Research and Development	$4,879	$3,284	$9,914	$6,473
Adjustments
Stock-based compensation expense	(729)	(251)	(1,474)	(455)
Costs related to acquisitions	(76)	—	(76)	—

Non-GAAP Research & Development Expenses	$4,074	$3,033	$8,364	$6,018

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
General and administrative	$9,569	$4,953	$17,350	$9,650
Adjustments
Stock-based compensation expense	(417)	(248)	(973)	(478)
Costs related to acquisitions	(815)	(429)	(1,686)	(780)
Foreign currency remeasurement and transaction gains	(1,018)	45	(832)	485

Non-GAAP General and Administrative Expenses	$7,319	$4,321	$13,859	$8,877

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Net income (loss)	$(5,675)	$992	$(8,027)	$2,633
Adjustments
Interest income	(577)	(362)	(1,121)	(641)
Other expense	—	—	426	—
Provision for (benefit from) income taxes	1,213	250	(662)	(472)
Depreciation and amortization expense	4,753	2,339	8,813	4,339
Stock-based compensation expense	2,749	1,044	5,555	1,974
Foreign currency remeasurement and transaction gains	1,018	(45)	832	(485)
Costs related to acquisitions	1,123	429	1,994	780

Adjusted EBITDA	$4,604	$4,647	$7,810	$8,128

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
GAAP operating income (loss)	$(5,039)	$880	$(9,384)	$1,520
Adjustments
Stock-based compensation expense	2,749	1,044	5,555	1,974
Foreign currency remeasurement and transaction gains	1,018	(45)	832	(485)
Costs related to acquisitions	1,123	429	1,994	780
Amortization of intangible assets	787	199	1,286	402

Non-GAAP operating income (loss)	$638	$2,507	$283	$4,191

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
GAAP net income (loss)	$(5,675)	$992	$(8,027)	$2,633
Adjustments
Stock-based compensation expense	2,749	1,044	5,555	1,974
Foreign currency remeasurement and transaction gains	1,018	(45)	832	(485)
Costs related to acquisitions	1,123	429	1,994	780
Amortization of intangible assets	787	199	1,286	402
Excess tax benefits from stock-based compensation	1,978	—	1,978	—

Non-GAAP net income	$1,980	$2,619	$3,618	$5,304

Non-GAAP diluted weighted average common shares outstanding	43,342,133	43,177,662	43,295,459	43,185,872
GAAP diluted weighted average common shares outstanding	41,571,379	43,177,662	41,404,698	43,185,872
Non-GAAP net income net income (loss) per diluted share	$0.05	$0.06	$0.08	$0.12
GAAP net income (loss) per diluted share	$(0.14)	$0.02	$(0.19)	$0.06

RECONCILIATION OF GAAP GUIDANCE TO NON-GAAP GUIDANCE

(in thousands, except per share amounts and share counts)

(unaudited)

	Three months ended	Year ending
	September 30, 2015[1]	December 31, 2015[1]
Net income (loss)	$(2,300)	$(14,000)
Adjustments
Interest income	(700)	(2,500)
Other expense	—	400
Provision for (benefit from) income taxes	(600)	(3,400)
Depreciation and amortization expense	5,500	20,300
Stock-based compensation expense	3,700	14,600
Foreign currency remeasurement and transaction gains	—	800
Costs related to acquisitions	700	3,300

Adjusted EBITDA	$6,300	$19,500

	Three months ended	Year ending
	September 30, 2015[1]	December 31, 2015[1]
GAAP net income (loss)	$(2,300)	$(14,000)
Adjustments
Stock-based compensation expense	3,700	14,600
Foreign currency remeasurement and transaction gains	—	800
Costs related to acquisitions	700	3,300
Amortization of intangible assets	1,000	3,200
Excess tax benefits from stock-based compensation	—	2,000

Non-GAAP net income	$3,100	$9,900

Non-GAAP diluted weighted average common shares outstanding	43,400,000	43,400,000
GAAP diluted weighted average common shares outstanding	41,700,000	41,600,000
Non-GAAP net income per diluted share	$0.07	$0.23
GAAP net income (loss) per diluted share	$(0.06)	$(0.34)

[1]	Amounts expressed represent the midpoint of the Company’s guidance as of the date of this press release.